Heritage

                    FIRST AMENDMENT TO OPTION AGREEMENT

     THIS FIRST AMENDMENT TO OPTION AGREEMENT (this "First Amendment") is made this 3 day of September, 1998, by and among those persons designated on the signature page of this First Amendment as Sellers (collectively, the "Seller"), HERITAGE MERIDIAN LIMITED PARTNERSHIP, a Maryland limited partnership (the "Partnership"), and ET SUB-MERIDIAN LIMITED PARTNERSHIP, L.L.P., a Virginia limited partnership ("Buyer").

                                RECITALS

     A. The Seller, the Partnership and MHC Acquisition Corporation, Inc., a Pennsylvania corporation now known as Meridian Healthcare, Inc. ("MHC"), entered into an Option Agreement dated as of November 30, 1993 (the "Original Agreement"), wherein the Seller granted to MHC the right, privilege and option to purchase all of the partnership interests in the Partnership and the Partnership granted to MHC the right, privilege and option to purchase certain real property and the improvements thereon known as Meridian Nursing Center - Heritage, located at 7232 German Hill Road, Dundalk, Maryland 21222, as more particularly described in Exhibit A attached hereto (the "Property") and certain personal property of the Partnership, upon the terms and conditions set forth in the Original Agreement.

     B. By Assignment of Option Agreement of even date herewith, MHC has assigned all of its right, title and interest as buyer under the Original Agreement to Buyer.

     C. The Seller, the Partnership and Buyer now desire to amend certain terms and conditions of the Original Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the Seller, the Partnership and Buyer hereby agree as follows:

     1. The foregoing Recitals are hereby incorporated herein by reference. The defined terms used in the Original Agreement shall have the same meaning when used herein, unless a contrary intent is indicated.

     2. Paragraph 2.A. of the Original Agreement hereby is deleted in its entirety and in lieu thereof is inserted the following:

     "A. Buyer may exercise the option granted herein at any time prior to December 1, 2007. To exercise this option, Buyer shall deliver to Seller a written notice of Buyer's exercise of the option designating the date, time and place of closing, provided that the designated date for closing (the "Closing Date") shall be (i) at least thirty (30) days after delivery to Seller of notice of the exercise of the option, and
   (ii) not earlier than August 1, 2008 and (iii) not later than March 1, 2009. Except as hereinafter provided in this Paragraph 2.A., if Buyer notifies Seller of its intent to exercise the option but fails to close by March 1, 2009, Seller shall have the remedies set forth in Paragraph 15 below. Notwithstanding the foregoing, upon the payment in full of the indebtedness and all other amounts secured by that certain Deed of Trust and Security Agreement (the "Deed of Trust") of even date herewith for the benefit of German American Capital Corporation, a Maryland corporation ("GACC"), the Closing may occur (x) before August 1, 2008 in the event of a defeasance of the Premises as set forth in Paragraph 13A hereof; or (y) before August 1, 2008 in the event of a permitted prepayment under the Deed of Trust in the event of a casualty or condemnation and the delivery by GACC to the Partnership of notice of application of the insurance proceeds or award in accordance with Section 3.1(c) of the Deed of Trust; provided, no Closing may occur prior to the Lockout Expiration Date (as defined in that certain Loan Agreement of even date herewith between GACC and the Partnership, et. al.). In addition, notwithstanding anything to the contrary contained herein, the Closing may occur later than March 1, 2009 if Seller fails, refuses, or is unable to convey the Interests at Closing in accordance with this Agreement and Buyer elects to purchase the Premises as a result of such failure, refusal or inability, in which event the Closing will occur on the date specified in Buyer's notice of exercise of the option to purchase the Premises."

     3. Paragraph 6 of the Original Agreement hereby is amended by the deletion of the first sentence thereof and the insertion, in lieu thereof, of the following: "The purchase price for the Premises or the Interests shall be $13,449,000. The Option Consideration shall be applied as a credit against the amount of the purchase price due and payable at Closing."

     4. Seller hereby reaffirms the representations and warranties made by Seller in Paragraph 9 of the Original Agreement and certifies to Buyer that all of Seller's representations and warranties as set forth in Paragraph 9 of the Original Agreement are true and correct on the date of this First Amendment. Seller further represents and warrants to Buyer as follows:

          (a) The Original Agreement is in full force and effect and has not been amended prior to the execution and delivery of this First Amendment; and

          (b) This First Amendment, and each document contemplated by this First Amendment, is and will be the valid and legally binding obligation of each Seller and the Partnership, enforceable in accordance with its terms.

     The Partnership hereby reaffirms the representations and warranties made by the Partnership in Paragraph 10 of the Original Agreement and certifies to Buyer that all of the Partnership's representations and warranties as set forth in Paragraph 10 of the Original Agreement are true and correct on the date of this Amendment. The Partnership further represents and warrants to Buyer that the Original Agreement is in full force and effect and has not been amended prior to the execution and delivery of this Amendment.

     5. Exhibit B to the Original Agreement hereby is deleted in its entirety and Exhibit B attached hereto is substituted in lieu thereof.

     6. Exhibit C to the Original Agreement hereby is deleted in its entirety and Exhibit C attached hereto is substituted in lieu thereof.

     7. Paragraph 12.B of the Original Agreement hereby is deleted in its entirety and in lieu thereof is inserted the following:

         "Seller shall not permit the Partnership to modify, amend or refinance the Fee Mortgage so as to increase the annual debt service obligation without the prior written consent of Buyer which Buyer may grant or refuse in Buyer's sole discretion."

     8. Paragraph 13 of the Original Agreement is amended by inserting the following at the beginning of such paragraph:

          "Subject to the terms and provisions of the Deed of Trust and the Four Party Agreement (as herein defined),"

     9. The following shall be inserted as new Paragraphs 13A and 13B in the Original Agreement:

          "13A. Defeasance of Premises. Notwithstanding Paragraph 2.B above, in the event that GACC permits the Partnership to defease the Premises in accordance with Section 2.2.2(e) of that certain Loan Agreement dated of event date herewith among Multi-Medical Meridian Limited Partnership, a Maryland limited partnership, Corsica Hills Associates Limited Partnership, a Maryland limited partnership, Heritage Associates Limited Partnership, a Maryland limited partnership, Severna Associates Limited Partnership, a Maryland limited partnership, Westfield Meridian Limited Partnership, a Maryland limited partnership, and Charlesmead Meridian Limited Partnership, a Maryland limited partnership (the "Loan Agreement"), (i) Buyer shall be permitted to exercise the option herein granted, even though the Additional Agreement Options will not be exercised simultaneously, (ii) the Closing may occur concurrently with the defeasance of the Premises and (iii) Partnership agrees that the proceeds of any purchase pursuant to this Option will be paid first to GACC to satisfy in full the indebtedness and all other amounts secured by the Deed of Trust.

     13B. Substitution of Collateral. Notwithstanding Paragraph 2.B above, in the event that GACC permits the Partnership to substitute another skilled nursing facility as replacement collateral for the Premises (the "Replacement Property") in accordance with Section 2.2.2(e) and 2.3 of the Loan Agreement, this Option shall remain in full force and effect with respect to the Replacement Property. The parties hereto agree that the Premises shall be exchanged for the Replacement Property free and clear of this Option."

     10. Paragraph 14 of the Original Agreement hereby is amended by the deletion of the date January 1, 2003 in Paragraph 14A, Paragraph 14B and Paragraph 14F and the insertion, in each such place, of the date December 1, 2007.

     11. The notice address for Buyer set forth in Paragraph 19.A(1) of the Original Agreement hereby is modified and restated in its entirety to read as follows:

          (1)  If to Buyer:

                  ET SUB-MERIDIAN Limited Partnership, L.L.P.
                  c/o ElderTrust
                  101 East State Street
                  Suite 100
                  Kennett Square, Pennsylvania  19348
                  Attention:  Edward B. Romanov, Jr.

           With a required copy to:

                  Hogan & Hartson L.L.P.
                  8300 Greensboro Drive
                  McLean, Virginia  22102
                  Attention: Lee E. Berner, Esq.

     12. The second sentence of Paragraph 22 of the Original Agreement is deleted in its entirety and in lieu thereof is inserted the following:

     "This Agreement may not be amended, modified, altered or changed except by an instrument in writing duly and validly executed by both parties and, if such amendment, modification, alteration or change relates to either (i) a reduction in the purchase price below the amount necessary to repay the Fee Mortgage in full, or (ii) a change in the terms of Paragraph 2 of the Original Agreement, approved by the holder of the Fee Mortgage."

     13. The following shall be inserted as new Paragraph 28 in the Original Agreement:

          "28. Notwithstanding anything to the contrary contained in this Agreement, this Agreement, and all of the terms and provisions hereof, shall be subject and subordinate to the terms and provisions of that certain Four Party Subordination, Non-Disturbance and Attornment Agreement dated of even date herewith amount GACC, Partnership, Buyer and MHC (the "Four Party Agreement")."

     14. The following shall be inserted as new Paragraph 29 in the Original Agreement:

          "29. Notwithstanding anything to the contrary contained in this Agreement, for the term of that certain Three Party Agreement among MHC, Buyer and certain individuals set forth therein, Buyer's rights to exercise the options contained herein shall be conditioned on the prior written consent of MHC, or its successors or assigns."

     15. The terms of the Original Agreement, except as expressly modified hereby, shall remain in full force and effect and are hereby ratified and confirmed by the Seller, the Partnership and Buyer. Notwithstanding any other provision of this First Amendment, nothing in this First Amendment shall be construed to permit Buyer to exercise the options granted under the Original Agreement at any time later than the latest time prescribed for exercise under the terms of the Original Agreement without regard to any modifications made by this First Amendment. All references in the Agreement and in all other documents and instruments executed and delivered in connection therewith hereinafter shall be deemed to be a reference to the Original
Agreement as amended by this First Amendment.

     16. To facilitate execution , this First Amendment may be executed in as many counterparts as may be required. It shall not be necessary that the signature of or on behalf of each party appears on each counterpart, but it shall be sufficient that the signature of or on behalf of each party appears on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in any proof of this First Amendment to produce or account for more than a number of counterparts containing the respective signatures of or on behalf of all of the parties.

                         [SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF, the undersigned have executed this First
Amendment to Option Agreement or have caused this First Amendment to Option Agreement to be duly executed as of the day and year first above written.

WITNESS/ATTEST:               SELLER:



/s/                           /s/ Michael J. Batza, Jr.
                              Michael J. Batza, Jr.



                              /s/ Edward A. Burchell
                              Edward A. Burchell


/s/                           /s/ Earl L. Linehan
                              Earl L. Linehan


/s/                           /s/ Roger C. Lipitz
                              Roger C. Lipitz


/s/					/s/ Arnold I. Richman
                              Arnold I. Richman


                              /s/ Stanard T. Klinefelter
                              Stanard T. Klinefelter, Successor
                              Trustee under a Trust Agreement
                              dated October 17, 1980 f/b/o
                              Batza Family


/s/                           /s/ Rosemary Burchell
                              Rosemary Burchell, Successor Trustee
                              under a Trust Agreement dated October
                              17, 1980

/s/                           /s/ Stanard T. Klinefelter
                              Stanard T. Klinefelter, Successor
                              Trustee under a Trust Agreement dated
                              December 23, 1982 f/b/o Linehan Children


/s/                           /s/ Stanard T. Klinefelter
                              Stanard T. Klinefelter, Successor Trustee
                              under a Trust Agreement dated December
                              24, 1980 f/b/o Lipitz Children


/s/                           /s/ Stanard T. Klinefelter
                              Stanard T. Klinefelter, Successor Trustee
                              under a Trust Agreement dated December 24,
                              1980 f/b/o Richman Children



                              PARTNERSHIP:

                              HERITAGE MERIDIAN LIMITED
                              PARTNERSHIP, a Maryland limited partnership

                              By: MHC Holding Company SPV #3, a Maryland
                              corporation, general partner


By: /s/ Mona Meeker           By: /s/ Elizabeth K. Hockwarth
    Name:Mona Meeker              Name:  Elizabeth K. Hochwarth
                                  Title: Vice President

                                  BUYER:

                                  ET SUB-MERIDIAN LIMITED
                                  PARTNERSHIP, L.L.P.,
                                  a Virginia limited partnership

                                  By: ET Meridian, L.L.C., a Delaware
                                      limited liability company,
                                      general partner



                                  By:/s/ Edward B. Romanov
                                  Edward B. Romanov, Jr.
                                  Sole Member



                       [Continued on following page]


STATE OF:  MARYLAND   )
                      ) to-wit:
COUNTY OF:  HARFORD   )

     BE IT REMEMBERED, that on this 24th day of August, 1998, before me, the subscriber, a Notary Public authorized to take acknowledgments and proofs in the County and State aforesaid, personally appeared Michael J. Batza, Jr., known to me (or satisfactorily proven) to be the person who executed the foregoing document.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                              /s/
                              Notary Public

                              My Commission Expires: 4-1-99

[NOTARIAL SEAL]

STATE OF:  MARYLAND  )
                     )  to-wit:
COUNTY OF: HARFORD   )

     BE IT REMEMBERED, that on this 24th day of August, 1998, before me, the subscriber, a Notary Public authorized to take acknowledgments and proofs in the County and State aforesaid, personally appeared Edward A. Burchell, known to me (or satisfactorily proven) to be the person who executed the foregoing document.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                              /s/
                              Notary Public

                              My Commission Expires:  4-1-99


[NOTARIAL SEAL]

STATE OF:  MARYLAND  )
                     )  to-wit:
COUNTY OF: HARFORD   )

     BE IT REMEMBERED, that on this 24th day of August, 1998, before me, the subscriber, a Notary Public authorized to take acknowledgments and proofs in the County and State aforesaid, personally appeared Earl L. Linehan, known to me (or satisfactorily proven) to be the person who executed the foregoing document.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                              /s/
                              Notary Public

                              My Commission Expires:  4-1-99

[NOTARIAL SEAL]

STATE OF:  MARYLAND  )
                     )  to-wit:
COUNTY OF:  HARFORD  )

     BE IT REMEMBERED, that on this 24th day of August, 1998, before me, the subscriber, a Notary Public authorized to take acknowledgments and proofs in the County and State aforesaid, personally appeared Roger C. Lipitz, known to me (or satisfactorily proven) to be the person who executed the foregoing document.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                              /s/
                              Notary Public

                              My Commission Expires:  4-1-99

[NOTARIAL SEAL]

STATE OF:  MARYLAND  )
                     )  to-wit:
COUNTY OF:  HARFORD  )

     BE IT REMEMBERED, that on this 24th day of August, 1998, before me, the subscriber, a Notary Public authorized to take acknowledgments and proofs in the County and State aforesaid, personally appeared Arnold I. Richman, known to me (or satisfactorily proven) to be the person who executed the foregoing document.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                              /s/
                              Notary Public

                              My Commission Expires:  4-1-99

[NOTARIAL SEAL]

STATE OF:  MARYLAND    )
                       )  to-wit:
COUNTY OF: BALTIMORE   )

     BE IT REMEMBERED, that on this 24th day of August, 1998, before me, the subscriber, a Notary Public authorized to take acknowledgments and proofs in the County and State aforesaid, personally appeared Stanard T. Klinefelter, known to me (or satisfactorily proven) to be the person who executed the foregoing document.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                              /s/
                              Notary Public

                              My Commission Expires:  10/31/01

[NOTARIAL SEAL]

STATE OF:  MARYLAND   )
                      )  to-wit:
COUNTY OF:  HARFORD   )

     BE IT REMEMBERED, that on this 24th day of August, 1998, before me, the subscriber, a Notary Public authorized to take acknowledgments and proofs in the County and State aforesaid, personally appeared Rosemary Burchell, known to me (or satisfactorily proven) to be the person who executed the foregoing document.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                              /s/
                              Notary Public

                              My Commission Expires:  4-1-99

[NOTARIAL SEAL]

STATE OF:  MARYLAND   )
                      )  to-wit:
COUNTY OF:  BALTIMORE )

     BE IT REMEMBERED, that on this 28th day of August, 1998, before me, the subscriber, a Notary Public authorized to take acknowledgments and proofs in the County and State aforesaid, personally appeared Stanard T. Klinefelter, known to me (or satisfactorily proven) to be the person who executed the foregoing document and acknowledged that he executed the same in the capacity and for the purposed therein recited.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                              /s/
                              Notary Public

                              My Commission Expires:  10/31/01

[NOTARIAL SEAL]

STATE OF:  NEW YORK  )
                     )  to-wit:
COUNTY OF:  NEW YORK )

     BE IT REMEMBERED, that on this 2nd day of September, 1998, before me, the subscriber, a Notary Public authorized to take acknowledgments and proofs in the County and State aforesaid, personally appeared Elizabeth K. Hochwarth who acknowledged himself/herself to be the Vice President of MHC Holding Company SPV #3, a Maryland corporation, general partner of Heritage Meridian Limited Partnership, a Maryland limited partnership and that he/she, being authorized to do so, executed the foregoing instrument, as such general partner on behalf of the said Partnership.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                              /s/
                              Notary Public

                              My Commission Expires:

[NOTARIAL SEAL]

STATE OF:  NEW YORK  )
                     )  to-wit:
COUNTY OF: NEW YORK  )

     BE IT REMEMBERED, that on this 2nd day of September, 1998, before me, the subscriber, a Notary Public authorized to take acknowledgments and proofs in the County and State aforesaid, personally appeared Edward B. Romanov, Jr. who acknowledged himself to be the sole member of ET Meridian L.L.C., general partner of ET Sub-Meridian Limited Partnership, L.L.P., a Virginia limited partnership and that he/she, being authorized to do so, executed the foregoing instrument, as such general partner on behalf of the said Partnership.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                              /s/
                              Notary Public

                              My Commission Expires:

[NOTARIAL SEAL]

                                                              Heritage

                                EXHIBIT A

                            Legal Description



BEGINNING for the same on the North side of German Hill Road at the corner of Lot No. 6 running thence Westerly along the German Hill Road 204.96 feet to the whole outline of the property conveyed to the Cityco Realty Company by Ambrose Hessler thence Northerly along said outline 450.66 feet to Lot No. 38 thence Easterly along Lot No. 38, 207.93 feet to Lot No. 7 thence Southerly along Lots Nos. 7 and 6, 491.13 feet to the place of beginning.

BEING known and designated as Lot No. 5 on a Plat entitled "Beverly Farms" which plat is recorded among the Plat Records of Baltimore County in Plat Book W.P.C. No. 4, folio 80.

The improvements thereon being known as No. 7308 German Hill Road.

SAVING AND EXCEPTING THEREFROM all that strip of land of irregular dimensions containing 0.1764 acres, more or less, which was granted and conveyed by August H. Koch and Catherine Koch, his wife, to Baltimore County, Maryland, for the widening of German Hill Road by Deed dated March 5, 1964 and recorded among the Land Records of Baltimore County in Liber R.R.G. 4276, folio 285; reference to which Deed and Plat attached thereto is made for a more complete description thereof.